UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 29, 2004

                            LOGISTICAL SUPPORT, INC.
             (Exact name of registrant as specified in its charter)

            Utah                       000-50222                  41-2029935
(State or other jurisdiction          (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)

         19734 Dearborn Street                                         91311
         Chatsworth, California
(Address of principal executive offices)                             (Zip Code)

        Registrant's telephone number, including area code (818) 885-0300
--------------------------------------------------------------------------------
                   (Former name or former address, if changed
                              since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      This Form 8-K and other reports filed by Logistical Support, Inc. (the
"Registrant" or the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Item 1.01 Entry into a Material Definitive Agreement.

      On September 29, 2004, the Registrant executed a Securities Purchase Agreement in which it agreed to sell 10,000,000 shares of its common stock to select institutional accredited investors at $0.20 per share for $2,000,000. On October 1, 2004, the Registrant closed such financing transaction.

      Hunter World Markets ("HWM"), acted as the Registrant's exclusive placement agent and financial advisor. In consideration for HWM's services, HWM will receive a fee of $290,000. In addition, HWM received 3,000,000 shares of common stock and received a five-year warrant to purchase 8,000,000 shares of the Registrant's common stock with an exercise price of $0.25 per share. Richardson & Patel LLP also received a fee of $130,000 and 500,000 shares of Registrant's common stock for services in connection with this transaction. All shares of Registrant common stock, including shares underlying the warrants, issued in connection with this transaction will be referred to as the "Shares."

      The Registrant has agreed to file a registration statement to register the Shares within 45 days of the Closing Date and cause, or use its best efforts to cause the registration statement to be declared effective within 90 days of the filing date under a registration rights agreement between the Registrant and the investors. The terms of the Registration Rights Agreement provide for the payment of 1.5% of the paid purchase price of the securities ("Invested Amount") for each month that the Registrant fails to (a) file a registration statement or
(b) cause the registration statement to be declared effective within the required time periods. If such failures continue thereafter, the Company shall pay the investors a payment equal to 1.5% of the Invested Amount per thirty (30) day period or part thereof in stock or cash. In the event the Registrant's closing stock price is less than $.30 for 20 consecutive trading days, within the nine month period following the Effective Date of the registration statement, the Registrant shall make a one-time issuance of an additional 5,000,000 shares of the Company's Common Stock to the Investors for no additional consideration.

      The securities issued in the private placement were issued pursuant to Rule 506 under Regulation D promulgated under the Securities Act and have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

      Certain shareholders of the Company have agreed to enter into a Lock Up Agreement in which they have agreed not to sell their shares until the earlier of (i) eighteen months from the Closing Date; or (ii) the resale of the shares by the Investors under the applicable Registration Statement.

      Item 3.02 Unregistered Sales of Equity Securities.

      As described in Item 1.01 above, the Registrant sold 10,000,000 shares of its common stock to select institutional accredited investors for $2,000,000. The Registrant also issued 3,000,000 shares of its common stock and warrants to purchase 8,000,000 shares of common stock to an advisor and 500,000 shares of its common stock to legal counsel in connection with this transaction. All securities were issued pursuant to an exemption under Rule 506 under Regulation D promulgated under the Securities Act.

Item 9. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information

Not applicable

(c) Exhibits.

Exh. No.  Description

10.1.     Securities Purchase Agreement

10.2.     Registration Rights Agreement

10.3.     Form of Warrant

10.4.     Form of Lock Up Agreement

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      LOGISTICAL SUPPORT, INC.
                                            (Registrant)

Date: October  6, 2004
                                      /s/ Bruce Littell
                                      -----------------
                                      Bruce Littell, Chief Executive Officer